Exhibit 99.1

FOR IMMEDIATE RELEASE

Tuesday, May 6, 2008

SMTC Reports First Quarter

Continuing Profitability and Debt Reduction

TORONTO – May 6, 2008 – SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported revenue of $55.1 million and net income of $0.4 million, or $0.03 per share, for the first quarter ended March 30, 2008, compared with revenue of $69.5 million and net income of $2.8 million, or $0.19 per share, for the quarter ended April 1, 2007. Net income for the first quarter of 2007 included a $1.8 million tax recovery and related interest. In the fourth quarter of 2007, the Company reported revenue of $66.8 million and net income of $1.0 million, or $0.07 per share.

Gross profit for the first quarter of 2008 was $4.4 million, or 8.0% of revenue, compared with $6.4 million, or 9.6% of revenue, for the previous quarter and $6.5 million, or 9.4% of revenue, for the first quarter of 2007. SMTC generated $1.7 million in positive cash flow from operations in the first quarter

“Despite lower first quarter revenue, we continued to be profitable and generate cash. Importantly, we retained our proportionate share of business with our customers. Through the quarter, several new customers began to ramp production”, stated John Caldwell, President and Chief Executive Officer. “As expected, our first quarter revenues were lower than the previous quarter and the comparable period last year; the result of seasonality in certain larger customer end markets combined with the effect of weaker economic conditions and certain product life cycle fluctuations.”

“Our continuing focus on profitability and cash generation yielded positive results. For five successive quarters we have generated cash and significantly reduced debt. In the first quarter, net debt was reduced to $19.5 million, the lowest level since 1998”, stated Jane Todd, Senior Vice President and Chief Financial Officer.

“The results for the quarter do not reflect the important activity underway,” stated John Caldwell, President and Chief Executive Officer. “We have made considerable progress in successfully qualifying production at our two new strategic locations; printed circuit board assembly in China and enclosure systems in Mexico. The China operations will significantly ramp production in the second quarter while Mexico is expected to increase activity levels in the second half of the year.”

“In the second quarter of 2008, we expect significantly higher sequential revenues and correspondingly improved earnings. We reaffirm our guidance for the full 2008 year with both revenue and earnings growth over 2007 on stronger revenue in the second half of the year.”

Expressed in U.S. dollars

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1500 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes", "expect", "may", "should", "would", "will", "intends", "plans", "estimates", "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 413-1300,

Email: jane.todd@smtc.com

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	March 30, 2008	April 1, 2007
Revenue	$55,140	$69,477
Cost of sales	50,739	63,000

Gross profit	4,401	6,477
Selling, general and administrative expenses	3,189	3,572
Restructuring recoveries	(225)	—

Operating earnings	1,437	2,905
Interest expense	913	1,682

Earnings before income taxes	524	1,223
Income tax expense (recovery)
Current	112	(1,480)
Deferred	(9)	(98)

	103	(1,578)

Net earnings, also being comprehensive income	$421	$2,801

Basic earnings per share	$0.03	$0.19
Diluted earnings per share	$0.03	$0.19
Weighted average number of shares outstanding
Basic	14,646,333	14,646,333
Diluted	14,662,931	14,871,043

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	March 30, 2008	December 31, 2007
Assets

Current assets:
Cash	$473	$182
Accounts receivable - net	34,202	38,658
Inventories	38,895	30,879
Prepaid expenses	1,115	940

	74,685	70,659
Property, plant and equipment - net	22,123	22,295
Deferred financing fees	1,306	1,410
Deferred income taxes	492	483

	$98,606	$94,847

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$40,370	$37,172
Accrued liabilities	7,825	7,272
Income taxes payable	590	604
Current portion of long-term debt	3,071	3,071
Current portion of capital lease obligations	874	736

	52,730	48,855

Long-term debt	16,893	17,913
Capital lease obligations	1,639	1,244

Shareholders’ equity:
Capital stock	7,757	7,854
Warrants	10,372	10,372
Loans receivable	(5)	(5)
Additional paid-in capital	249,073	248,888
Deficit	(239,853)	(240,274)

	27,344	26,835

	$98,606	$94,847

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
(Expressed in thousands of U.S. dollars)	March 30, 2008	April 1, 2007
Cash provided by (used in):
Operations:
Net earnings	$421	$2,801
Items not involving cash:
Depreciation	1,124	1,309
Deferred income taxes	(9)	(88)
Non-cash interest	104	313
Stock-based compensation	208	66

	1,848	4,401

Change in non-cash operating working capital:
Accounts receivable	4,456	244
Inventories	(8,016)	(1,942)
Prepaid expenses	(175)	13
Income taxes payable	(14)	(1,657)
Accounts payable	3,198	2,785
Accrued liabilities	433	154

	1,730	3,998

Financing:
Repayment of long-term debt	(1,020)	(3,559)
Principal payment of capital lease obligations	(176)	(130)

	(1,196)	(3,689)

Investing:
Purchase of property, plant and equipment	(243)	(309)

	(243)	(309)

Increase in cash and cash equivalents	291	—
Cash and cash equivalents, beginning of period	182	—

Cash, end of the period	$473	$—

Supplementary Information:

Reconciliation of EBITDA

	Three months ended
	March 30, 2008	April 1, 2007
Operating earnings	$1,437	$2,905
Add:
Depreciation	1,124	1,309

EBITDA	2,561	4,214